Exhibit 23-a



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) of SBC Communications Inc. pertaining to the 2001 Stock Option Grant to Bargained-for and Certain Other Employees of our report dated February 9, 2001, with respect to the consolidated financial statements and schedules of SBC Communications Inc. included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


April 2, 2001
San Antonio, Texas